Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-269778 on Amendment No. 1 to the Form S-4 of our report dated May 15, 2023, relating to the financial statements of Falcon’s Beyond Global, LLC. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Tampa, Florida
May 15, 2023